As filed with the Securities and Exchange Commission on April 11, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MAXLINEAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	14-1896129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

(760) 692-0711

(Address, including zip code and telephone number, of principal executive offices)

2010 EQUITY INCENTIVE PLAN

2010 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Kishore Seendripu, Ph.D.

2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

(Name and address of agent for service)

(760) 692-0711

(Telephone number, including area code, of agent for service)

Copies to:

Robert F. Kornegay

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

12235 El Camino Real, Suite 200

San Diego, California 92130

(858) 350-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not Check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock ($0.0001 par value) under the 2010 Equity Incentive Plan	1,329,434 shares	(2)	$5.32	(3)	$7,072,588.88	$810.52
Class A Common Stock ($0.0001 par value) under the 2010 Employee Stock Purchase Plan	415,448 shares	(4)	$4.53	(5)	$1,881,979.44	$215.68
TOTAL	1,744,882 shares				$8,954,568.32	$1,026.20

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under any of the listed plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Represents shares of Class A Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2010 Equity Incentive Plan (the “2010 EIP”) on January 1, 2012 pursuant to an “evergreen” provision contained in the 2010 EIP. Pursuant to such provision, on January 1st of each fiscal year commencing in 2011 and ending on (and including) January 1, 2020, the number of shares authorized for issuance under the 2010 EIP is automatically increased by a number equal to the lesser of (i) 2,583,311 shares, (ii) four percent (4%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding on December 31st of the preceding fiscal year, or (iii) a lesser number of shares that may be determined by the Registrant’s Board of Directors or a duly authorized committee of the Board of Directors.
(3)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Class A Common Stock as reported on the New York Stock Exchange on April 4, 2012.
(4)	Represents shares of Class A Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2010 Employee Stock Purchase Plan (the “2010 ESPP”) on January 1, 2012 pursuant to an “evergreen” provision contained in the 2010 ESPP. Pursuant to such provision, on January 1st of each fiscal year commencing in 2011 and ending on (and including) January 1, 2020, the number of shares authorized for issuance under the 2010 ESPP is automatically increased by a number equal to the lesser of (i) 968,741 shares of Common Stock, (ii) one and a quarter percent (1.25%) of the outstanding shares of the Company’s Class A Common Stock and Class B Common Stock on such date, or (iii) an amount determined by the Registrant’s Board of Directors or a duly authorized committee of the Board of Directors.
(5)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of our Class A Common Stock as reported on the New York Stock Exchange on April 4, 2012. Pursuant to the 2010 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Class A Common Stock shall be an amount equal to 85% of the fair market value of a share of Class A Common Stock on the Offering Date or the Exercise Date (each as defined in such plan), whichever is lower.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 NO. 333-165770

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same benefit plans are effective. The Registrant previously registered shares of its Class A Common Stock for issuance under the 2010 EIP and the 2010 ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on March 29, 2010 (File No. 333-165770) and on February 24, 2011 (File No. 333-172418). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this 11th day of April, 2012.

MAXLINEAR, INC.

By:	/s/ Kishore Seendripu
Kishore Seendripu, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Kishore Seendripu, Ph.D., Adam C. Spice, and Justin Scarpulla, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kishore Seendripu Kishore Seendripu, Ph.D.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 11, 2012

/s/ Adam C. Spice Adam C. Spice	Vice President and Chief Financial Officer (Principal Financial Officer)	April 11, 2012

/s/ Justin Scarpulla Justin Scarpulla	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	April 11, 2012

/s/ Curtis Ling Curtis Ling, Ph.D.	Director and Chief Technical Officer	April 11, 2012

/s/ Steven C. Craddock Steven C. Craddock	Director	April 11, 2012

/s/ David Liddle David Liddle, Ph.D.	Director	April 11, 2012

/s/ Albert J. Moyer Albert J. Moyer	Director	April 11, 2012

/s/ Thomas E. Pardun Thomas E. Pardun	Director	April 11, 2012

/s/ Donald E. Schrock Donald E. Schrock	Director	April 11, 2012

MAXLINEAR, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).